Exhibit 99.1

NOTICE TO STOCKHOLDERS OF
PIEDMONT MINING COMPANY, INC.

Reno, NV – March 10, 2011 – Piedmont Mining Company, Inc. (OTCBB: PIED) (the “Company”) announced today that it is conducting a private placement of a minimum of 2,000,000 and a maximum of 10,000,000 shares of the Company’s Series B Preferred Stock at a purchase price of $1.00 per share (the “Offering”).

The shares of Series B Preferred Stock of the Company are being offered only to “accredited investors” in reliance on Regulation D promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Series B Preferred Stock of the Company  has not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.  This press release is for informational purposes only and is not an offer to sell, or the solicitation of an offer to buy, the securities described herein. The securities described herein have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements.  These statements are based upon current beliefs or expectations and are subject to various risks and uncertainties, including those set forth in the Company’s filing with the SEC (copies of which may be obtained from the SEC's website at http://www.sec.gov).  Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations.

Piedmont Mining Company, Inc.       Reno, Nevada
Contact: Robert M. Shields, Jr.        212-734-9848